Exhibit 99.1

News Release FOR IMMEDIATE RELEASE

Media Contact (Merge): Julie Pekarek Chief Marketing Officer 414.977.4254 jpekarek@merge.com	Media Contact (etrials): Chris Sakell Director of Marketing 919.653.3648 chris.sakell@etrials.com

MERGE HEALTHCARE COMMENCES EXCHANGE OFFER FOR
ETRIALS WORLDWIDE, INC. SHARES

Milwaukee, WI / Morrisville, NC, June 16, 2009 – Merge Healthcare (NASDAQ: MRGE) (“Merge”), a health IT solutions provider, and etrials Worldwide, Inc. (NASDAQ:  ETWC) (“etrials”), a provider of clinical trials software and services, announced today that Merge has commenced an exchange offer for all of the outstanding shares of etrials’ common stock pursuant to their previously announced definitive merger agreement dated May 30, 2009, under which Merge will acquire etrials. Subject to the terms and conditions of the exchange offer, etrials’ stockholders who validly tender their shares will receive for each share of etrials common stock they tender in the exchange offer (i) $0.80 in cash, without interest, and (ii) 0.3448 shares of Merge common stock.

The exchange offer is scheduled to expire at 12:00 midnight, New York City time, at the end of Tuesday, July 14, 2009, unless extended. The terms and conditions of the exchange offer are described in the exchange offer documents, which have been mailed to etrials’ stockholders and filed with the Securities and Exchange Commission (“SEC”). The exchange offer is subject to customary closing conditions, including the tender in the exchange offer by etrials’ stockholders of shares representing at least a majority of the outstanding shares of etrials’ common stock on a fully diluted basis.

About the Transaction

In connection with the exchange offer described herein, on June 16, 2009, Merge filed with the SEC a registration statement on Form S-4 and a tender offer statement on Schedule TO setting forth in detail the terms of the exchange offer. On June 16, 2009, etrials filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 setting forth in detail, among other things, the recommendation of etrials’ board of directors that etrials stockholders tender their shares pursuant to the exchange offer. These documents contain important information about the transaction, and investors and security holders are urged to read them carefully before making any decision with respect to the exchange offer. Investors and security holders can obtain free copies of the registration statement on Form S-4, Schedule TO, Schedule 14D-9 and other filings containing information about Merge and etrials, without charge, at the SEC’s website (http://www.sec.gov). A free copy of the exchange offer materials may also be obtained from Merge’s website at http://www.merge.com and from etrials’ website at http://www.etrials.com.

About Merge Healthcare

Merge Healthcare develops software solutions that automate healthcare data and diagnostic workflow to create a more comprehensive electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

About etrials Worldwide
Headquartered near North Carolina's Research Triangle Park, etrials Worldwide, Inc. (NASDAQ: ETWC - News), is a leading provider of eClinical software and services to pharmaceutical, biotechnology, and medical device companies, as well as contract research organizations, offering adaptive, Web-based tools that work together to coordinate data capture, logistics, patient interaction and trial management - turning data into intelligence and shortening the pathway to an actionable study endpoint. etrials is one of the few top-tier solution providers that offers electronic data capture (EDC), interactive voice and Web response (IVR/IWR) and electronic patient diaries (eDiary), as part of a flexible and integrated software-as-a-service (SaaS) platform or as individual solutions to capture high quality data from multiple pivot points to enable real-time access for informed decision-making. As an experienced leader, etrials has facilitated over 900 trials involving more than 400,000 patients in 70 countries and has participated in 42 studies that resulted in 14 approved new drug applications and/or regulatory approvals. etwcf

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This news release contains "forward-looking statements," including statements which are related to future, not past, events.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  Such forward-looking statements include Merge’s and etrials’ decision to enter into an agreement for Merge to acquire etrials, the ability of the parties to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, and the possibility of any termination of the merger agreement. For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include: the consummation and the successful integration of etrials into Merge; market acceptance and performance of its products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission; and other risk factors detailed in its filings with the Securities and Exchange Commission.  More information about potential factors which could cause etrials’ actual results to differ from the forward-looking statements included in this announcement is included in its filings with the Securities and Exchange Commission, including the “Risk Factors” Section of its Form 10-K filed on March 10, 2009. These uncertainties and risks may cause its actual future results to be materially different than those expressed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Neither Merge nor etrials undertakes any obligation to update such forward-looking statements or any of such risks, uncertainties and other factors.